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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                 We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-25787, No. 333-106555, No. 333-113847, No. 333-115991 and No. 130834) and the related Prospectuses and in the Registration Statements (Form S-8 No. 33-85252, No. 333-115855, No. 333-115856 and No. 333-115857) and the related Prospectuses of LTC Properties, Inc. of our reports dated February 22, 2006 with respect to the consolidated financial statements and schedules of LTC Properties, Inc., LTC Properties, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of LTC Properties, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP
Los Angeles, California February 22, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM